Exhibit 10.4

LETTER OF INTENT

THIS BINDING LETTER OF INTENT (the “LOI”), is made this 5th day of September 2005, by and among Imagitrend Inc. (“Imagitrend”), a Florida corporation; and Eternal Gems, Inc., a Florida corporation (“Eternal Gem”); and Armando Gonzalez (“Gonzalez”) and Ted Yardley (“Yardley”), collectively known as “Eternal Gem’s Shareholders.” This LOI sets forth the terms and conditions upon which Imagitrend shall enter into a binding acquisition agreement with Eternal Gem’s Shareholders to acquire all of Eternal Gem’s stock.

TERMS

1.	Imagitrend agrees to buy, and each and every one of Eternal Gem’s Shareholders agree to sell, the aggregate amount of One Hundred Percent (100%) of all of the capital stock of Eternal Gem.

2.
In consideration for purchasing the above stock of Eternal Gem, Imagitrend will issue Two Million Five Hundred Thousand (2,500,000) new shares of its common stock to Eternal Gem’s current shareholders, in proportion to their current ownership of Eternal Gem’s capital stock. These shares shall be issued in a private placement exempt from registration under state and federal securities laws, and will be acquired for investment purposes. These shares shall be subject to such dilution and other provisions as are applicable to the common stock of Imagitrend. To this end, Eternal Gem and Eternal Gem’s Shareholders shall make the usual and customary representations and warranties for purchasing stock in a private placement with investment intent.

3.
Eternal Gem and Eternal Gem’s shareholders represent and warrant to Imagitrend that at the time of the closing of the above-described exchange of stock, Eternal Gem shall own, with full right of title, the following assets:

____All property and rights to the patent pending process of Eternal_____________

____Gems, Inc. as listed in Exhibit “A” attached ___________________________

________________________________________________________________.

4.
Imagitrend will prepare and file the necessary Securities and Exchange Commission ("SEC") filings. Imagitrend will make all appropriate shareholder notifications in connection with this acquisition. Imagitrend will also prepare the Plan of Exchange for this transaction.

5.
Imagitrend and Eternal Gem and Eternal Gem’s Shareholders all agree to cooperate with Imagitrend’s auditors in providing the information requested by such auditors to complete or to update the audited financial statements of Imagitrend ("Audit Report"). This audit will be performed by a PCAOB member audit firm at Imagitrend’s expense.

Initials:____ ____

6.
If holders of Imagitrend stock are entitled to dissenter’s rights in connection with any action of Imagitrend required to be completed prior to the Closing under the General Corporation Law of the State of Florida, Imagitrend shall satisfy and pay, or settle, or receive a binding waiver of, such obligation to the Dissenting Shareholder immediately prior to, and as an express condition to, the Closing.

7.	Imagitrend and/or its designated representatives shall complete a satisfactory review of the business and financial statements of Eternal Gem prior to the Closing.

8.	Eternal Gem and Eternal Gem’s Shareholders represent and warrant to Imagitrend that the total liabilities of Eternal Gem, including contingent liabilities, shall not exceed $__50,000___.

9.
Imagitrend understands that Eternal Gem is currently an administratively dissolved corporation, and therefore can only wind up its current business. Imagitrend agrees to take such steps as are necessary to reinstate Eternal Gem as a corporation, or else take such action as will allow Eternal Gem to continue to conduct business as it has previously done.

10.
In Conjunction with this Binding Letter of Intent, Imagitrend and Eternal Gem and Eternal Gem’s Shareholders shall enter into a separate definitive agreement which will include the usual and customary provisions for an acquisition of this type.

11.
The final acquisition and definitive agreement shall be approved by Imagitrend’s board of directors, by Eternal Gem’s board of directors, and by all of Eternal Gem’s Shareholders. The final date of acquisition shall be no later than November 9, 2005 unless extended in writing by both parties.

12.	Due diligence review - immediately upon signing this LOI, both parties shall have 30 days for completion of due diligence.

13.	Controlling law - this LOI shall be construed under the laws of Florida.

14.	This LOI is binding and enforceable by both parties.

Initials:____ ____

[signature page to follow]

IN WITNESS WHEREOF, the parties have executed this LOI on the date first above written.

Imagitrend Inc.

__/s/ Russell F. Haraburda_________
Russell F. Haraburda,
President, Chief Executive Officer,
Treasurer, and Chairman of the Board

Eternal Gems, Inc.

__/s/ Ted Yardley, President_______
Name/Title

Armando Gonzalez (“Eternal Gem’s Shareholder”)

__/s/ Armando Gonzalez__________
in his individual capacity

Ted Yardley (“Eternal Gem’s Shareholder”)

__/s/ Ted Yardley________________
in his individual capacity